UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   December 8, 2006

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 8, 2006, Matritech, Inc. received notice from the staff of the American Stock Exchange (“AMEX”) that AMEX has accepted our plan to regain compliance with its continued listing standards. We had submitted a proposed plan on October 23, 2006, in response to a letter from AMEX dated September 21, 2006 in which AMEX informed us that we were not in compliance with certain continued listing standards, specifically, (i) Section 1003(a)(i) of the Company Guide with shareholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two of our three most recent fiscal years, (ii) Section 1003(a)(ii) of the Company Guide with shareholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of our four most recent fiscal years, and (iii) Section 1003(a)(iii) with shareholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in our five most recent fiscal years.

In its December 8, 2006 letter, AMEX notified us that it had completed its review of our proposed plan of compliance and supporting documentation, had determined that the plan makes a reasonable demonstration of our ability to regain compliance with the continued listing standards by the end of the plan period on March 21, 2008, and that it will continue our listing pursuant to an extension. We will be subject to periodic review by AMEX during the plan period. If we are not in compliance with the continued listing standards at the end of the plan period, or we do not make progress consistent with the plan during the plan period, AMEX staff may initiate delisting proceedings.

We believe that we will be able to demonstrate to AMEX that we are making adequate progress consistent with the plan during the plan period and that we will achieve the required compliance with AMEX’s continued listing standards by March 21, 2008. Accordingly, we expect that our common stock will continue to trade without interruption on AMEX pursuant to its extension. However, there is no guarantee that we will be able to make progress consistent with the plan or achieve compliance with continued listing standards by the end of the plan period.

A copy of our press release is attached hereto as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release issued by Matritech, Inc. on December 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: December 12, 2006	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Registrant on December 11, 2006.